UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 2, 2010

Striker Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-52218	20-2590810
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

901 – 360 Bay Street, Toronto, ON, Canada	M5H 2V6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (416) 489-0093

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 2, 2010, we entered into a subscription agreement with each of nineteen investors for the sale of an aggregate of 1,500,000 shares of common stock at a price of US $0.50 per share for gross proceeds of US $750,000

Item 3.02 Unregistered Sales of Equity Securities

On July 2, 2010, we issued an aggregate of 1,500,000 shares of common stock to nineteen investors in a non-brokered private placement, at a purchase price of US$0.50 per share, for gross proceeds of US$750,000.

Seventeen of these investors were not U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) and all of these investors purchased in transactions outside of the United States. In issuing shares to these investors we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Two investors were U.S. persons and accredited investors (as that term is defined in Rule 501 of Regulation D, promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and in issuing shares to these investors we relied on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Dr. Cameron Durrant has been appointed President and Chief Executive Officer of our wholly owned subsidiary PediatRx Inc. (“PediatRx”). Mr. David Tousley has been appointed Treasurer, Chief Financial Officer and Secretary of PediatRx.

Cameron Durrant

Dr. Durrant became the executive chairman of Anavex Life Sciences Corp. in January 2010. Before accepting his post with Anavex, Dr. Durrant served as Worldwide Vice President, Global Strategic Marketing , Infectious Diseases for Johnson + Johnson between March 2007 and December 2009. Dr. Durrant was a management consultant between January 2006 and February 2007 and President and CEO of Pediamed Pharmaceuticals, Inc. between May 2003 and December 2005. Dr. Durrant’s background includes executive positions with Merck & Co, Glaxo Smith Kline PLC and Pharmacia Corporation (now part of Pfizer Inc.). Dr. Durrant was a regional winner and national finalist for Ernst & Young’s Entrepreneur of the Year award in 2005. Dr. Durrant holds a MBA from Henley Management College at Oxford and a MB and BCh (equivalent to American MD degree) from the Welsh National School of Medicine in Cardiff, U.K. as well as several post-graduate medical qualifications.

David Tousley

Mr. Tousley has over 25 years of senior-level experience in biotech, specialty pharmaceuticals and full-phase pharmaceutical companies. Since 2007, he has served as principal of Stratium Consulting Services, specializing in strategic and financial planning and management, corporate governance and business development. From 2006 to 2007, he held the position of executive vice president and Chief Financial Officer of airPharma, LLC, and served in the same capacity for PediaMed Pharmaceuticals., Inc. between 2004 and 2006. In 1996, Mr. Tousley joined AVAX Technologies, Inc. as executive vice president, Chief Financial Officer and served in that position until 2001 when he became president and Chief Operating Officer, and acting Chief Executive Officer until his departure in 2003. Mr. Tousley is a Certified Public Accountant and holds an MBA in accounting from Rutgers Graduate School of Business and a B.A. in English from Rutgers College, both in New Jersey. Mr. Tousley is a director of Anavex Life Sciences Corp., Immunogenetix, Inc., and Madeira Therapeutics, LLC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Private Placement Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRIKER ENERGY CORP.

  /s/ Joseph Carusone

Joseph Carusone
President, Secretary, Treasurer and Director

Date July 8, 2010